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DEFERRED VARIABLE ANNUITY APPLICATION/ENROLLMENT FORM ("APPLICATION")

                                                                                                 (FIRST SUNAMERICA(R) LOGO)
                                                                                                 the retirement specialist

SUNAMERICA ANNUITY              NEW BUSINESS DOCUMENTS
AND LIFE ASSURANCE COMPANY         with checks:                    overnight with checks:       (GRAPHIC) 1-800-445-7862
21650 Oxnard Street                   P.O. Box 100330                 2710 Media Center Drive   www.sunamerica.com
Woodland Hills, CA 91367-4901         Pasadena, CA 91189-0330         Building #6, Suite 120
Domicile State: Arizona                                               Los Angeles, CA 90065
                                   without checks:
                                      P.O. Box 54299
                                      Los Angeles, CA 90054-0299

Please print or type

1    PRODUCT SELECTION (Complete product name must be provided to ensure Application is processed immediately. Solicitation state indicates the state in which this Application is signed.)

   COMPLETE PRODUCT NAME (Enter complete name as shown on 1st page of prospectus)   SOLICITATION STATE
   ______________________________________________________________________________   (Enter two-character state code) _____

2    OWNER(S) / PARTICIPANT(S) ("OWNER") INFORMATION

Name _________________________________________________________________________________________________ [ ] Male   [ ] Female

Address _________________________________________ City _________________________________ State _______________ ZIP _________

Birth Date ____/____/____   SSN or TIN _________________   Phone (______)____________   Email ______________________________

JOINT OWNER (if applicable)

Name _________________________________________________________________________________________________ [ ] Male   [ ] Female

Address _________________________________________ City _________________________________ State _______________ ZIP _________

Birth Date ____/____/____   SSN _____________________ Relationship to Owner _________________ Phone (_______)_______________

3    ANNUITANT(S) INFORMATION (Complete only if different from Owner)

Name _________________________________________________________________________________________________ [ ] Male   [ ] Female

Address _________________________________________ City _________________________________ State _______________ ZIP _________

Birth Date ____/____/____   SSN ___________________ Phone (_______)_________________________ Email _________________________

JOINT ANNUITANT (if applicable)

Name _________________________________________________________________________________________________ [ ] Male   [ ] Female

Address _________________________________________ City _________________________________ State _______________ ZIP _________

Birth Date ____/____/____     SSN _______________________ Phone (________)_________________

ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN REDEEMED, ARE VARIABLE, ARE NOT GUARANTEED AS TO FIXED DOLLAR
AMOUNT, AND MAY BE WORTH MORE OR LESS THAN THE TOTAL AMOUNT INVESTED.

For applicants in Arizona only: Upon your written request, we will provide you, within a reasonable period of time, factual information regarding the benefits and provisions of the variable annuity Contract for which you are applying. If for any reason you are not satisfied with the Contract, you may return the Contract within ten days (30 days if you are age 65 or older on the date of the application or if the Contract replaced any other life insurance or annuity contract(s)) after you receive it. You will receive an amount equal to the sum of (1) the difference between the premiums paid and the amounts allocated to any account under the Contract and (2) the Contract Value on the date the returned Contract is received by our
Company or agent. Upon such refund, the Contract will be void.

ASA-579 (10/09)
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4    BENEFICIARY INFORMATION

     Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on a separate document and submitted with this Application. Note: If any living benefit is elected with Joint Life (2 covered persons) under Section 6(a) below, you MUST provide the spousal beneficiary information below.

If the beneficiary type is not selected, the beneficiary will be designated as "primary." Multiple beneficiaries will share the death benefit equally unless otherwise specified. For non-individually owned, custodially held IRAs, 457, and qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application.


NAME (FIRST, MI, LAST)  BIRTH DATE/ TRUST DATE  BENEFICIARY TYPE            RELATIONSHIP  SSN/TIN   %
----------------------  ----------------------  --------------------------  ------------  -------  ---
                                                [ ] Primary
                                                [ ] Primary [ ] Contingent
                                                [ ] Primary [ ] Contingent
                                                [ ] Primary [ ] Contingent
                                                [ ] Primary [ ] Contingent

5    CONTRACT/CERTIFICATE ("CONTRACT") TYPE AND SOURCE OF FUNDS

     Initial Payment: Make check payable to SunAmerica Annuity. If this is a 1035 Exchange or transfer, please complete the appropriate 1035 Exchange/Transfer form and submit it with this Application. See prospectus for minimum Purchase
     Payment amounts.

5a. NON-QUALIFIED CONTRACT                               5b. QUALIFIED CONTRACT
Indicate type and amount of initial Payment below.       Indicate type of plan for new contract, source of funds, and amount
                                                    OR   below.


[ ] Amount enclosed:    $______________                  TYPE OF PLAN FOR NEW CONTRACT  SOURCE OF FUNDS     AMOUNT
           OR                                            [ ] IRA        [ ] 401(k)      [ ] Transfer        $______________
[ ] 1035 Exchange                                        [ ] Roth IRA   [ ] 457         [ ] Rollover        $______________
    Estimated dollars:  $______________                  [ ] SEP        [ ] Keogh       [ ] Contribution    $______________
                                                         [ ] Other ________________         IRA Tax Year:    ______________

6    OPTIONAL BENEFITS

     I am electing an optional living benefit   [ ]   Yes [ ]  No
     I am electing an optional death benefit    [ ]   Yes [ ]  No

Once elected by the Owner, optional benefits may not be changed or terminated (with the exception of living benefit elections). See your registered representative/licensed agent and/or the prospectus for information about optional elections, including availability and the maximum issue age. Investment requirements apply to certain optional living benefits. The investment requirements are indicated on the Investment Option Election Form.

6(A). LIVING BENEFIT ELECTIONS: ONLY ONE LIVING BENEFIT OPTION MAY BE ELECTED (NOT AVAILABLE ON POLARIS ADVISOR III).

      I.   [ ] SunAmerica Income Plus 6
      II.  [ ] SunAmerica Income Builder 8
      III. [ ] MarketLock For Life

Indicate the number of covered persons by selecting Single Life or Joint Life below.

COVERED PERSONS: [ ] Single Life (1 covered person)   [ ] Joint Life (2 covered persons). You must complete the spousal beneficiary information in Section 4 above, listing the spouse as the sole primary beneficiary.

6(B). DEATH BENEFIT ELECTIONS: ONLY ONE DEATH BENEFIT OPTION MAY BE ELECTED. IF NO OPTIONAL DEATH BENEFIT IS ELECTED, THE
      BENEFICIARY(IES) WILL RECEIVE THE STANDARD DEATH BENEFIT PROVIDED IN THE CONTRACT.

      I.   [ ] Combination HV & Roll-up (not available in Washington and not available if a living benefit is elected above)
      II.  [ ] Maximum Anniversary Value
      III. [ ] Maximum Anniversary Value with EstatePlus (EstatePlus is only available with Polaris Choice III products and is not available in Washington.)

ASA-579 (10/09)
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7    INVESTMENT SELECTION / OPTIONAL SERVICE FEATURES

     The Investment Option Election Form must be included with this Application to make specific investment choices. Select
     Optional Programs below.

7(A). OPTIONAL PROGRAMS

     [ ]  SYSTEMATIC WITHDRAWAL: Include Form [SA-5550SW] with this Application.

     [ ]  AUTOMATIC ASSET REBALANCING: I request the accounts designated in the Investment Option Election Form to be rebalanced at the frequency selected below. If you elected an optional living benefit, the rebalancing is automatically done quarterly:

          (Select only one)   [ ] Quarterly   [ ] Semiannually   [ ] Annually

          NOTE: Unless separate Asset Allocation Rebalancing Instructions are provided on form [SA-2247POS] and included with this Application, if a DCA Account is elected, we will use Target DCA instructions indicated on the
          Investment Option Election form for Automatic Asset Rebalancing instructions. If you have elected [SunAmerica
          Income Plus 6 or SunAmerica Income Builder 8 and a DCA Account is not elected, we will proportionately rebalance your Flexible Allocation in accordance with the Payment Allocation instructions. If you have elected neither a DCA
          Account nor a living benefit, we will rebalance in accordance with the Payment Allocation instructions.]

7(B). TELEPHONE, ELECTRONIC TRANSACTION, AND ELECTRONIC DELIVERY AUTHORIZATION

      [ ] YES   [ ] NO   TELEPHONE TRANSACTION AUTHORIZATION
      [ ] YES   [ ] NO   ELECTRONIC TRANSACTION AUTHORIZATION

      As the Owner, I will receive these privileges automatically. If a Contract has Joint Owners, each Owner may individually make telephone and/or electronic requests. By checking "Yes," I am also authorizing and directing the
      Company to act on telephone and/or electronic instructions from any other person(s) authorized by the Owner of the
      Contract who can furnish proper identification. The Company will use reasonable procedures as established by the
      Company to confirm that these instructions are authorized and genuine. As long as these procedures are followed, the
      Company and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost (not applicable in Nevada).

     IF NO SELECTION IS MADE, THE COMPANY WILL ASSUME THAT YOU AUTHORIZE TELEPHONE TRANSFERS AND/OR ELECTRONIC REQUESTS.

     FOR APPLICANTS IN FLORIDA, IOWA, NEVADA, NEW MEXICO, AND NORTH DAKOTA: If no election is made, the Company will assume you do NOT want to authorize telephone and/or electronic transfers.

     [ ] YES   [ ] NO   ELECTRONIC DELIVERY CONSENT

     I consent to electronic delivery by the Company, when available, of:

          -    Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds)

          -    Account documents (quarterly statements and confirmations)

          -    Related correspondence (privacy notice and other notices to customers)

     I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat(R), Internet access, and an active email account) to receive this information electronically--in the form of a compact disc, by email, or by notice to me of a document's availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service.

     I understand that:

          -    There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

          -    I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery.

          -    The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time.

     This consent is effective until further notice by the Company or until I revoke it.

     Please call 1-800-445-7862 if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application.

ASA-579 (10/09)
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8    NOTICES AND DISCLAIMERS

     FRAUD WARNING (APPLIES TO ALL STATES, EXCEPT ARIZONA AND THE STATES NOTED BELOW): Any person, who with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

     FOR APPLICANTS IN ARKANSAS AND RHODE ISLAND: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to fines and confinement in prison.

     FOR APPLICANTS IN COLORADO: FRAUD WARNING: It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of
     Regulatory Services.

     FOR APPLICANTS IN THE DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines.
     In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

     FOR APPLICANTS IN KENTUCKY: FRAUD WARNING: Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime.

     FOR APPLICANTS IN LOUISIANA AND MARYLAND: WARNING: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

     FOR APPLICANTS IN MAINE, TENNESSEE, VIRGINIA, AND WASHINGTON: FRAUD WARNING: IT IS A CRIME TO KNOWINGLY PROVIDE FALSE,
     INCOMPLETE, OR MISLEADING INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES MAY
     INCLUDE IMPRISONMENT, FINES, OR A DENIAL OF INSURANCE BENEFITS.

     FOR APPLICANTS IN NEW JERSEY: FRAUD WARNING: Any person who includes any false information on an application for an insurance policy is subject to criminal and civil penalties.

     FOR APPLICANTS IN NEW MEXICO: FRAUD WARNING: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to civil fines and criminal penalties.

     FOR APPLICANTS IN OHIO: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing any false, incomplete, or misleading information is guilty of insurance fraud.

     FOR APPLICANTS IN OKLAHOMA: WARNING: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

     FOR APPLICANTS IN PENNSYLVANIA: FRAUD WARNING: Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime and subjects such person to criminal and civil penalties.

9    ACKNOWLEDGEMENTS AND SIGNATURE(S)

9(A). REPLACEMENT

      [ ] Yes [ ] No   Do you have any existing life insurance or annuity contracts? (Must check either Yes or No.)
      [ ] Yes [ ] No   Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity contracts?  (Must check either Yes or No)

      If yes to either of the above, please provide the information on the required forms and include them with this
      Application.

9(B). CALIFORNIA RIGHT-TO-EXAMINE PERIOD

      FOR OWNERS AND ANNUITANTS AGE 60 AND OLDER. Under California law, there is a 30-day Right-to-Examine period of your
      Contract. The amount that will be returned to you if you cancel your Contract during this 30-day period will depend on the election below, which designates where your Purchase Payments will be allocated during the Right-to-Examine period.
      Please check one of the following boxes. If you do not check one of these boxes, we will automatically invest your funds in the cash management investment option for 36 days from the date we issue the Contract.

      [ ] Place my funds into a cash management investment option for 36 days from the date the Company issues the Contract, unless I direct otherwise later during the waiting period.

      [ ] Invest my funds immediately in my chosen stock and/or bond portfolios. I understand that by doing so, I am subjecting my investment to market gain/losses during the waiting period.

9(C). STATEMENT OF OWNER(S)

ASA-579 (10/09)
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     MY ANSWERS TO THE ABOVE QUESTIONS ARE TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE AND BELIEF. I AGREE THAT THIS
     APPLICATION SHALL BE A PART OF ANY CONTRACT ISSUED BY THE COMPANY. FURTHER:

          -    I ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUSES FOR THIS VARIABLE ANNUITY AND THE APPLICABLE UNDERLYING
               FUNDS OF THE TRUSTS.

          -    I ACKNOWLEDGE THAT I HAVE READ THE CURRENT PROSPECTUSES FOR THIS VARIABLE ANNUITY AND THE APPLICABLE
               UNDERLYING FUNDS OF THE TRUSTS CAREFULLY AND UNDERSTAND THEIR CONTENTS. (IOWA AND MINNESOTA EXEMPTED)

          -    AFTER CONSULTING WITH MY REGISTERED REPRESENTATIVE/LICENSED AGENT AND REVIEWING THE PROSPECTUSES, I CONFIRM
               THAT THIS VARIABLE ANNUITY IS SUITABLE FOR MY OBJECTIVES AND NEEDS. (MINNESOTA EXEMPTED.)

          -    I UNDERSTAND THAT ALL PURCHASE PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT
               EXPERIENCE OF THE VARIABLE PORTFOLIOS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT BY THE
               COMPANY, THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT; ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL
               RESERVE BOARD, OR ANY OTHER AGENCY, FEDERAL OR STATE. I BEAR ALL MARKET RISKS, EXCEPT ON AMOUNTS ALLOCATED TO
               THE AVAILABLE FIXED ACCOUNT OPTIONS.

          -    IF I AM FUNDING A TAX-QUALIFIED RETIREMENT PLAN WITH THIS ANNUITY, I UNDERSTAND THAT THE ANNUITY DOES NOT
               PROVIDE ANY ADDITIONAL TAX DEFERRAL TREATMENT BEYOND THAT WHICH I ALREADY HAVE UNDER MY PLAN.

          -    I UNDERSTAND THAT THE COMPANY RESERVES THE RIGHT TO ALLOCATE MY PURCHASE PAYMENT(S) AND ANY INITIAL PAYMENT
               ENHANCEMENT(S), IF APPLICABLE, TO THE CASH MANAGEMENT INVESTMENT OPTION UNTIL THE END OF THE RIGHT-TO-EXAMINE
               PERIOD.

          -    MY SIGNATURE BELOW INDICATES THAT I AM PROVIDING MY INVESTMENT ALLOCATION ELECTION ON THE SEPARATE INVESTMENT
               OPTION ELECTION FORM INCLUDED WITH THIS APPLICATION.

          -    FOR APPLICANTS IN FLORIDA: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY
               INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING
               INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.


Owner's signature ________________________________________________________________________ Date ____________________________


Joint owner's signature (if applicable) __________________________________________________ Date ____________________________

10   REGISTERED REPRESENTATIVE / LICENSED AGENT INFORMATION AND SIGNATURE(S)

[ ] Yes  [ ] No   Do you have reason to believe that the applicant has any existing life insurance or annuity contracts?

[ ] Yes  [ ] No   Do you have reason to believe that any existing life insurance or annuity contract has been (or will be)
                  replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued?

I affirm that I have instructed the applicant to answer the questions in Section 9(a) appropriately. If the answer to either question is "yes," I am providing the information on the required forms and including them with this Application.

I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application.

                                                                                              SSN (1st 5
Registered Representative's/Licensed Agent's signature _____________________________________ digits ONLY)___ ___ ___-___ ___

Registered Representative's/Licensed Agent's name (please print) ___________________________________________________________

Address __________________________________________ City ____________________________________ State __________ ZIP __________

Phone (_____)______________________ Licensed Agent ID number ________________________ Email_________________________________

Broker / Dealer firm name ______________________ If State of Sale is Florida, Florida License Identification number ________

Check with your home office for availability (available options vary by product)

[ ] Option 1   [ ] Option 2   [ ] Option 3   [ ] Option 4   [ ] Option 5

ASA-579 (10/09)
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